Fourth Quarter and Fiscal Year 2016 Business Review Jonathan W. Painter, President & CEO Michael J. McKenney, Senior Vice President & CFO

Forward-Looking Statements The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This presentation and our accompanying commentary contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended January 2, 2016 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; the effect of currency fluctuations on our financial results; our customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruption in production; our acquisition strategy; our internal growth strategy; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 2

Use of Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), adjusted EBITDA margin, and free cash flow. A reconciliation of those numbers to the most directly comparable U.S. GAAP financial measures is shown in our 2016 fourth quarter earnings press release issued February 23, 2017, which is available in the Investors section of our website at www.kadant.com under the heading Press Releases. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 3

BUSINESS REVIEW Jonathan W. Painter President & CEO

Fourth Quarter Highlights • Solid quarter across a broad range of metrics • Strong bookings • Excellent cash flows • PAAL balers introduced to North American market KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 5

Q4 2016 Financial Highlights ($ Millions, except per share amounts) Q4 2016 Q4 2015 % CHANGE3 EXCL. FX3 Revenue $100.2 $107.6 -6.8% -5.3% Gross Margin 46.0% 43.1% n.m. n.m. Net Income1 $7.7 $10.4 -25.5% -21.5% Adjusted EBITDA1, 2 $14.1 $17.2 -18.3% -15.5% Adjusted EBITDA/Revenue1, 2 14.0% 16.0% n.m. n.m. Diluted EPS1 $0.69 $0.94 -26.6% -22.3% Adjusted Diluted EPS1, 2 $0.69 $0.95 -27.4% -23.2% Bookings $113.6 $75.5 50.4% 53.4% Cash Flow1 $16.3 $12.3 31.9% n.m. 1 Net income, diluted EPS, adjusted diluted EPS, adjusted EBITDA, and cash flow are from continuing operations. 2 Adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS are non-GAAP financial measures that exclude certain items as detailed in our Q4 2016 earnings release dated February 23, 2017. 3 Percent change calculated using actual numbers reported in our Q4 2016 earnings release dated February 23, 2017. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 6

2016 Financial Highlights ($ Millions, except per share amounts) 2016 2015 % CHANGE3 EXCL. FX3 Revenue $414.1 $390.1 6.2% 8.3% Gross Margin 45.5% 46.2% n.m. n.m. Net Income $32.1 $34.4 -6.7% -1.6% Adjusted EBITDA1, 2 $61.9 $61.5 0.5% 4.2% Adjusted EBITDA/Revenue1, 2 14.9% 15.8% n.m. n.m. Diluted EPS $2.88 $3.10 -7.1% -1.9% Adjusted Diluted EPS1, 2 $3.10 $3.13 -1.0% 4.2% Bookings $403.5 $376.1 7.3% 9.7% Adjusted Return on Invested Capital 12.5% 15.0% n.m. n.m. Cash Flow1 $51.0 $40.4 26.2% n.m. 1 Adjusted diluted EPS, adjusted EBITDA, and cash flow are from continuing operations. 2 Adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS are non-GAAP financial measures that exclude certain items as detailed in our Q4 2016 earnings release dated February 23, 2017. 3 Percent change calculated using actual numbers reported in our Q4 2016 earnings release dated February 23, 2017. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 7

FX Translation and Acquisition Impact

Q4 2016, $ in millions except EPS	Revenue	Adjusted EPS[4]	Bookings	Parts & Consumables Revenue	Parts & Consumables Bookings
As Reported	$100.2	$0.69	$113.6	$64.0	$67.9
Growth[1]	-6.8%	-27.4%	50.4%	10.0%	11.1%
Growth excluding FX[2]	-5.3%	-23.2%	53.4%	11.8%	12.7%
Growth excluding FX and Acquisitions[3]	-16.5%	-28.4%	37.4%	4.9%	5.9%

Fiscal Year 2016	Revenue	Adjusted EPS[3]	Bookings	Parts & Consumables Revenue	Parts & Consumables Bookings
As Reported	$414.1	$3.10	$403.5	$258.2	$258.2
Growth[1]	6.2%	-1.0%	7.3%	2.4%	2.4%
Growth excluding FX[2]	8.3%	4.2%	9.7%	4.6%	4.6%
Growth excluding FX and Acquisitions[3]	-2.1%	-4.5%	-0.8%	-0.5%	-0.6%

1 Growth is the year-over-year percent change between the current period and the comparable prior period.
2 Represents the year-over-year percent change excluding the impact of current period versus prior period exchange rates.
3 Represents the year-over-year percent change excluding the impact of acquisitions and current period versus prior period exchange rates. Acquired businesses are classified above as Acquisitions for the first four quarters after acquisition.
4 Adjusted diluted EPS is a non-GAAP financial measure that excludes certain items as detailed in our Q4 2016 earnings release dated February 23, 2017.

8

KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved.

KADANT

$0 $20 $40 $60 $80 $100 $120 $140 Bookings Booking Reversal Revenues Bookings and Revenues US$ (millions) 1 Reported Q415 bookings were $76 million, which included new orders of $92 million and a booking reversal of $16 million. 1 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 9

Parts and Consumables Bookings and Revenues KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 10 $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues US$ (millions)

Kadant Revenue Source by Market Percentages estimated by Company using 2016 and 2015 revenues. FY 2016 FY 2015 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 11

North America Bookings and Revenues US$ (millions) KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 12 $0 $10 $20 $30 $40 $50 $60 $70 $80 Bookings Revenues

Europe Bookings and Revenues US$ (millions) KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 13 $0 $5 $10 $15 $20 $25 $30 $35 Bookings Revenues

-$10 -$5 $0 $5 $10 $15 $20 $25 $30 $35 Bookings New Orders Revenues Asia Bookings and Revenues US$ (millions) 1 Reported Q415 Asia bookings were negative $6 million, which included new orders of $10 million and a booking reversal of $16 million. 1 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 14

Rest-of-World Bookings and Revenues US$ (millions) KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 15 $0 $2 $4 $6 $8 $10 $12 $14 $16 Bookings Revenues

Guidance • FY 2017 GAAP diluted EPS of $3.13 to $3.23 • FY 2017 revenue of $423 to $433 million • Q1 2017 GAAP diluted EPS of $0.62 to $0.66 • Q1 2017 revenue of $97 to $100 million KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 16

FINANCIAL REVIEW Michael J. McKenney Senior Vice President & Chief Financial Officer

Quarterly Gross Margins KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 18 45.6% 43.7% 43.4% 43.0% 47.3% 48.6% 43.9% 43.9% 45.2% 43.0% 44.7% 44.7% 48.1% 46.5% 47.5% 43.1% 45.6% 44.9% 45.6% 46.0% 30% 35% 40% 45% 50%

Full-Year Gross Margins KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 19 40.3% 43.9% 43.3% 43.9% 45.8% 44.4% 46.2% 45.5% 30% 35% 40% 45% 50% 2009 2010 2011 2012 2013 2014 2015 2016

25% 30% 35% 40% 45% $0 $10 $20 $30 $40 SG&A SG&A as a % of Revenues Quarterly SG&A US$ (millions) KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 20

Full-Year SG&A KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 21 US$ (millions) 25% 30% 35% 40% $60 $80 $100 $120 $140 2009 2010 2011 2012 2013 2014 2015 2016 SG&A SG&A as a % of Revenues

4Q15 to 4Q16 Adjusted Diluted EPS KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 22 $0.95 $0.27 $0.04 $0.02 ($0.56) ($0.03) $0.69 $0.00 $0.25 $0.50 $0.75 $1.00 $1.25 $1.50

2015 to 2016 Adjusted Diluted EPS KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 23 $3.13 $0.26 $0.11 $0.11 ($0.49) ($0.01) ($0.01) $3.10 $0.00 $1.00 $2.00 $3.00 $4.00

Cash Flow US$ (millions) 4Q16 4Q15 2016 2015 Income from Continuing Operations $7.8 $10.4 $32.5 $34.6 Depreciation and Amortization 3.4 2.6 14.3 10.8 Stock-Based Compensation 1.2 1.2 5.1 5.7 Other Items 0.3 (2.0) (0.3) (3.5) Change in Current Assets & Liabilities (excl. acquisition) 3.6 0.1 (0.6) (7.2) Cash Provided by Operating Activities $16.3 $12.3 $51.0 $40.4 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 24

Free Cash Flow * Presented in conformity with Financial Accounting Standards Board’s Accounting Standards Update No. 2016-09. Free cash flow is defined as cash flows from continuing operations less purchases of property, plant, and equipment. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 25 40.3 24.9 26.3 26.2 33.7 44.4 34.9 45.2 0 10 20 30 40 50 60 2009 2010 2011 2012 2013 2014 2015 2016 US$ (millions) * * *

Key Working Capital Metrics 4Q16 3Q16 4Q15 Days in Receivables 62 60 59 Days in Inventory 94 95 91 Days in Payables 40 39 36 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 26 59 60 62 91 95 94 36 39 40 20 40 60 80 100 120 140 D A YS Days in Receivables Days in Inventory Days in Payables

Working Capital and Cash Conversion Days 4Q16 3Q16 4Q15 Working Capital % LTM Revenues* 11.0% 11.6% 12.0% Cash Conversion Days** 117 days 116 days 114 days *Working Capital is defined as current assets less current liabilities, excluding cash, debt, and the discontinued operation. ** Based on days in receivables plus days in inventory less days in accounts payable. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 27 0 50 100 150 200 0% 5% 10% 15% 20% D A YS % OF REV EN U E Cash Conversion Days Working Capital % LTM Revenues *

Cash and Debt US$ (millions) 4Q16 3Q16 4Q15 Cash, cash equivalents, and restricted cash $73.6 $65.5 $66.9 Debt (61.5) (63.5) (31.2) Lease obligations (4.9) (5.3)  Net Cash (Debt) $7.2 $(3.3) $35.7 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 28 $30.9 $30.1 $41.5 $47.7 $51.8 $48.5 $58.7 $11.6 $14.3 $9.5 $18.7 $19.9 $12.5 $20.1 $27.5 $35.7 $33.9 $(14.7) $(3.3) $7.2 ($20) $0 $20 $40 $60 U S$ ( m ill io n s)

Leverage Ratio KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 29 0.93 0.00 0.25 0.50 0.75 1.00 1.25 Debt/EBITDA* * Calculated by adding or subtracting certain items, as required by our Credit Facility, from Adjusted EBITDA. Under our current Credit Facility entered into on August 3, 2012, and amended on November 1, 2013, total debt is defined as debt less domestic cash of up to $25 million. For periods prior to 3Q12, total debt was not reduced for domestic cash.

Guidance • Q1 2017 GAAP diluted EPS of $0.62 to $0.66 • FY 2017 GAAP diluted EPS of $3.13 to $3.23 • CAPEX of $7 to $8 million • Depreciation & Amortization Expense of $13.5 million KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 30

Summary • Record 2016 revenue and adjusted EBITDA • Strong Q4 bookings • Excellent gross margin • Record 2016 free cash flow • Expecting record revenue and EPS in 2017 KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 31

Questions & Answers To ask a question, please call 888-326-8410 within the U.S. or +1 704-385-4884 outside the U.S. and reference 398 78 251 Please mute the audio on your computer. KAI Q416 Business Review–February 23, 2017 | © 2017 Kadant Inc. All rights reserved. 32